UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013 (July 19, 2013)

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 22, 2013, Wendy’s International, Inc. (“Wendy’s”), an indirect wholly-owned subsidiary of The Wendy’s Company (the “Company”), completed the sale of certain assets used in the operation of 22 Wendy’s® restaurants in the Kansas City metropolitan area to NPC Quality Burgers, Inc., an indirect wholly-owned subsidiary of NPC Restaurant Holdings, LLC (“NPC”) pursuant to the terms of an Asset Purchase Agreement (the “Agreement”) dated as of June 12, 2013 for $9.3 million (subject to customary purchase price adjustments) plus initial franchise fees. The Agreement also includes the future sale of two additional Wendy’s restaurants currently under development to NPC upon completion.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On July 23, 2013, the Company issued a press release reporting its preliminary financial results for the fiscal quarter ended June 30, 2013, the initiatives described in Item 2.05 below, and other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including the preliminary financial results for the fiscal quarter ended June 30, 2013 included in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section. Furthermore, the information in this Item 2.02, including the preliminary financial results for the fiscal quarter ended June 30, 2013 included in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 19, 2013, the Company’s Board of Directors approved a system optimization initiative, as part of its brand transformation, designed to further enhance earnings quality, help optimize its restaurant portfolio and increase shareholder returns. As part of this initiative, the Company plans to help optimize its restaurant portfolio by concentrating its ownership geographically and reducing total system ownership from 22 percent to approximately 15 percent with the sale of approximately 425 Company-operated restaurants to franchise operators. The Company is targeting the end of the second quarter of 2014 for the completion of these transactions.

The Company estimates that annualized general and administrative expense will be reduced by approximately $30 million compared to 2012 by the end of the second quarter of 2014. This includes approximately $20 million in expected efficiencies from the consolidation of regional and divisional operations, along with expected savings of approximately $10 million at its Restaurant Support Center in Dublin, Ohio.

The Company is unable at this time in good faith to estimate the range of total costs that will be incurred in connection with the sale of Company-operated restaurants and the reductions in general and administrative expense. However, the Company estimates severance and related employee costs will be $7 million to $10 million.

The Company also expects to incur losses on remeasuring long-lived assets to fair value upon determination that the assets will be leased and/or subleased to franchisees in connection with the sale of restaurants related to this initiative, as well as professional fees and other costs (which are expected to include lease termination and other facilities costs). Other than losses expected to be incurred on remeasuring long-lived assets, the Company expects that the costs incurred in connection with the system optimization initiative will be cash expenditures. The Company will file an amendment to this Current Report on Form 8-K within four business days after it makes a determination of a range of estimates of the costs that will be incurred in connection with the system optimization initiative, to the extent required by applicable rules of the Securities and Exchange Commission.

The cost estimates set forth in this Item 2.05, and in the press release attached hereto as Exhibit 99.1, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual costs may differ materially from estimated costs. In particular, the Company is unable to predict the ultimate costs associated with the sale of restaurants, severance and related employee costs, the timing of payments made and received, the results of negotiations with landlords, the impact of the sale of restaurants on ongoing operations, any tax impact from the sale of restaurants, and the future benefits to the Company’s earnings, restaurant operating margin, cash flow and depreciation. These risks are in addition to the other risks cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

Item 2.06 Material Impairments.

The information required to be disclosed in this Item 2.06 is included in Item 2.05 above and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The required pro forma financial information relative to the disposition described in Item 2.01 above is not included in this Current Report on Form 8-K. The required pro forma financial information will be provided in an amendment to this Current Report on Form 8-K to be filed by the Company not later than July 26, 2013.

(d) Exhibits.

2.1	Asset Purchase Agreement by and among Wendy’s Old Fashioned Hamburgers of New York, Inc., as seller, NPC Quality Burgers, Inc., as purchaser, and NPC International, Inc., as guarantor, dated as of June 12, 2013.

99.1	Press release issued by The Wendy’s Company on July 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: July 23, 2013	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among Wendy’s Old Fashioned Hamburgers of New York, Inc., as seller, NPC Quality Burgers, Inc., as purchaser, and NPC International, Inc., as guarantor, dated as of June 12, 2013.

99.1	Press release issued by The Wendy’s Company on July 23, 2013.

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